Exhibit 99.2

Investor Relations
investor.relations@aa.com

FOR RELEASE: March 8, 2021

AMERICAN AIRLINES ANNOUNCES PROPOSED OFFERING OF SENIOR SECURED NOTES AND NEW TERM LOAN BY AMERICAN AND ITS AADVANTAGE SUBSIDIARY

FORT WORTH, Texas — American Airlines Group Inc. (NASDAQ: AAL) (the “Company”) today announced that the Company’s subsidiary, American Airlines, Inc. (“American”), and AAdvantage Loyalty IP Ltd., a newly formed Cayman Islands exempted company incorporated with limited liability and an indirect wholly owned subsidiary of the Company and American, intend to commence a private offering to eligible purchasers of $2,500,000,000 senior secured notes due 2026 and $2,500,000,000 senior secured notes due 2029 (collectively, the “Notes”) and to enter into a $2,500,000,000 senior secured term loan credit facility (the “New AAdvantage Term Loan Facility”) concurrent with the closing of the offering of the Notes. American and AAdvantage Loyalty IP Ltd. will be co-issuers of the Notes and co-borrowers under the New AAdvantage Term Loan Facility. The Notes and the New AAdvantage Term Loan Facility will be guaranteed by the Company and certain of the Company’s subsidiaries. The offering of the Notes is not conditioned upon the closing of the New AAdvantage Term Loan Facility, and the closing of the New AAdvantage Term Loan Facility is not conditioned upon the closing of the offering of the Notes. The final terms and amounts of the Notes and the New AAdvantage Term Loan Facility are subject to market and other conditions and may be materially different than expectations.

The Notes and New AAdvantage Term Loan Facility will be secured on a pari passu senior basis by a first-priority security interest in American’s AAdvantage program, including American’s rights under certain related agreements, intellectual property and other collateral related to the AAdvantage program.

AAdvantage Loyalty IP Ltd. intends to lend the net proceeds from the offering of the Notes and the New AAdvantage Term Loan Facility to American, after depositing a portion of the proceeds in certain reserve accounts. American intends to use the proceeds from this intercompany loan from AAdvantage Loyalty IP Ltd. to repay all amounts outstanding under the term loan facility with the U.S. Department of the Treasury that is currently secured by collateral that will secure, in part, the Notes and the New AAdvantage Term Loan Facility and to use the remainder for general corporate purposes, which may include the repayment of other indebtedness.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any other securities laws of any jurisdiction and will not have the benefit of any exchange offer or other registration rights. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained or referred to herein, including those regarding the proposed offering of the Notes and New AAdvantage Term Loan Facility, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in American Airlines Group Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

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